Exhibit 10.1

September 29, 2025

Re: Letter Agreement (“Letter Agreement”)

Dear Noteholder:

Reference in this section is made to the Securities Purchase Agreement, dated [    ], by and between the Company and a private investor group (“Lenders”), pursuant to which Lenders purchased secured convertible promissory notes from the Company, in the aggregate amount of $[    ] million (the “Notes”). Capitalized terms used but not defined in this section shall have the respective meanings set forth in the Notes.

Pursuant to Section 1 of the Notes, the Maturity Date of the Notes are September 30, 2025. The Company is requesting an extension of the Maturity Date of the Notes from September 30, 2025 to January 1, 2026.

If the extension of the Maturity Date to January 1, 2026 is acceptable, please agree and acknowledge this Letter Agreement.

We appreciate your continued support.

Sincerely,

ONDAS AUTONOMOUS SYSTEMS INC.

By:
Name:	Neil Laird
Title:	Chief Financial Officer

Agreed to and acknowledged by:

[INVESTOR]

By:
Name:
Title:

Ondas Autonomous Systems Inc.

One Marina Park Drive, Suite 1410, Boston, MA 022210

+1-888-350-9994 ■ www.ondas.com